Filed pursuant to 424(b)(7)

Registration No. 333-273682

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 4, 2023)

Alaska Air Group, Inc.

Warrants to Purchase 928,127 Shares of Common Stock

928,127 shares of Common Stock underlying the Warrants

From time to time, the United States Department of the Treasury (together with its permitted assignees, “U.S. Treasury” and, collectively with its successors and transferees, the “selling securityholder”) may offer to sell (i) warrants (each a “PSP1 Warrant” and, collectively, the “PSP1 Warrants”) to purchase up to an aggregate of 928,127 shares of our common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $31.61 per share and (ii) 928,127 shares of our Common Stock issuable upon the exercise of the PSP1 Warrants. The exercise price and the number of shares of our Common Stock that may be acquired upon the exercise of each PSP1 Warrant is subject to adjustment from time to time in the manner described in this prospectus supplement. The PSP1 Warrants expire on various dates between April 23, 2025 and February 19, 2026, as further described in this prospectus supplement.

We originally issued the PSP1 Warrants to U.S. Treasury in a series of private placements exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the participation by our subsidiaries, Alaska Airlines, Inc., Horizon Air Industries, Inc. and McGee Air Services, Inc., in the payroll support program (“Payroll Support Program”) under Division A, Title IV, Subtitle B of The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

We are registering the resale of the PSP1 Warrants and the shares of our Common Stock issuable upon exercise of the PSP1 Warrants pursuant to the terms of that certain Amended and Restated Warrant Agreement, dated as of June 23, 2020, between Alaska Air Group, Inc. and U.S. Treasury (as amended and restated, the “PSP1 Warrant Agreement”). We previously filed, on September 25, 2020, a prospectus supplement to our prior registration statement on Form S-3 (File No. 333-249054) registering the resale of the PSP1 Warrants and the shares of our Common Stock issuable upon exercise of the PSP1 Warrants, which was amended and restated on March 31, 2021 (as amended, the “Original Prospectus Supplement”). This prospectus supplement amends and restates the Original Prospectus Supplement to register the resale of the full amount of the PSP1 Warrants and the shares of our Common Stock issuable upon exercise of the PSP1 Warrants in connection with the PSP1 Warrant Agreement.

The selling securityholder who may sell or otherwise dispose of the securities offered by this prospectus supplement includes U.S. Treasury and any other holders of the securities covered by this prospectus supplement to whom U.S. Treasury has transferred the PSP1 Warrants or the shares of our Common Stock issuable upon exercise of the PSP1 Warrants and its registration rights with respect thereto in accordance with the terms of the PSP1 Warrant Agreement.

The selling securityholder may offer and sell the securities offered hereby in amounts, at prices and on terms that it will determine at the time of any such offering. The securities offered by this prospectus supplement and the accompanying prospectus may be offered by the selling securityholder directly to investors, to or through underwriters, dealers or other agents, or through a combination of these methods. We will not receive any of the proceeds from the sale of the PSP1 Warrants or the shares of our Common Stock issuable upon the exercise of the PSP1 Warrants that may be sold by the selling securityholder. Our Common Stock is listed on the New York Stock Exchange under the symbol “ALK.” On August 2, 2023, the last reported sale price of our Common Stock on the New York Stock Exchange was $47.92. You are urged to obtain current market quotations of our Common Stock. The PSP1 Warrants have no established trading market and we do not intend to apply to list the PSP1 Warrants on any securities exchange or include the PSP1 Warrants in any automated quotation system.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our securities.

Investing in any of our securities involves a high degree of risk. The PSP1 Warrants are not appropriate for every investor and may expire worthless. Please read carefully the section entitled “Risk Factors” on page PS-4 of this prospectus supplement and the “Risk Factors” section contained in the accompanying prospectus and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 4, 2023

Prospectus Supplement

Prospectus

PS-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling securityholder and the terms on which the selling securityholder is offering and selling our securities. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act which was automatically effective upon filing.

You should only rely on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling securityholder is making offers to sell the securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement contained in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

References in this prospectus supplement to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Alaska Air Group, Inc. and its subsidiaries, unless the context indicates otherwise. References in this prospectus supplement to the term “Alaska Air Group” refer to Alaska Air Group, Inc. References in this prospectus to the term “Alaska Airlines” refer to Alaska Airlines, Inc. References in this prospectus to the term “Horizon” refer to Horizon Air Industries, Inc. References in this prospectus to the term “McGee” refer to McGee Air Services, Inc.

PS-ii

WHERE YOU CAN FIND MORE INFORMATION

Alaska Air Group files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.alaskaair.com. Through links on the “Investors” portion of our website, we make available free of charge Alaska Air Group’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectus, except for reports filed with the SEC that are specifically incorporated herein or therein by reference.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. Statements in this prospectus supplement and the accompanying prospectus about documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

PS-iii

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained in the accompanying prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. We incorporate by reference in this prospectus supplement the following documents and reports filed with the SEC by Alaska Air Group (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 13, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2023, that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 5, 2023, and for the quarterly period ended June 30, 2023, filed with the SEC on August 2, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on May 10, 2023 and July 25, 2023 (with respect to Item 8.01 only); and

•

the description of our Common Stock contained in Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of this prospectus supplement and prior to the completion of the offering of all securities under this prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom a prospectus supplement (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Alaska Air Group, Inc.

Attn: Secretary

19300 International Boulevard

Seattle, Washington 98188

Telephone: (206) 392-5040

PS-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risks associated with competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business and the risks and other disclosures under the heading “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC. We urge you to carefully consider the risks and other disclosures under the heading “Risk Factors” in this prospectus supplement and the other disclosures under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PS-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because this is only a summary, it does not contain all of the information that may be important to you. Before investing in our securities, you should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including the “Risk Factors” section of this prospectus supplement and in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

Alaska Air Group

Alaska Air Group is a Delaware corporation incorporated in 1985 that operates two airlines, Alaska Airlines and Horizon. Alaska Airlines was organized in 1932 and incorporated in 1937 in the state of Alaska. Horizon is a Washington corporation that was incorporated and began service in 1981, and was acquired by Alaska Air Group in 1986.

Alaska Airlines and Horizon operate as separate airlines, with individual business plans, competitive factors and economic risks. Alaska Air Group conducts substantially all of its operations through these two subsidiaries as well as McGee, an aviation services provider that was established as a wholly owned subsidiary of Alaska Airlines in 2016.

The principal executive office of Alaska Air Group is located at 19300 International Boulevard, Seattle, Washington 98188, our telephone number is (206) 392-5040 and our website is www.alaskaair.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus supplement, except for reports filed with the SEC that are specifically incorporated herein by reference.

THE OFFERING

The summary below describes the principal terms of the securities that may be offered and sold by the selling securityholder. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Issuer	Alaska Air Group, Inc., a Delaware corporation.

Warrants offered hereby

PSP1 Warrants to purchase an aggregate of 928,127 shares of our Common Stock, consisting of:

Alaska Airlines/Horizon PSP1 Warrants

•  A PSP1 Warrant to purchase 846,748 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (April 23, 2025).

•  A PSP1 Warrant to purchase 14,321 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (June 23, 2025).

•  PSP1 Warrants to purchase 27,258 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (September 30, 2025).

•  A PSP1 Warrant to purchase 4,019 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (February 19, 2026).

McGee PSP1 Warrants

•  A PSP1 Warrant to purchase 13,275 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (June 23, 2025).

•  A PSP1 Warrant to purchase 7,163 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (July 31, 2025).

•  A PSP1 Warrant to purchase 7,163 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (August 31, 2025).

•  A PSP1 Warrant to purchase 2 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (August 31, 2025).

•  A PSP1 Warrant to purchase 8,178 shares of our Common Stock for an initial exercise price of $31.61 (subject to adjustment as described herein) expiring five years from the date of issuance (February 19, 2026).

See “Description of the PSP1 Warrants” in this prospectus supplement for additional information.

Common Stock offered hereby	928,127 shares of our Common Stock issuable upon the exercise of the PSP1 Warrants.

Use of proceeds	The selling securityholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of securities by the selling securityholder. See “Use of Proceeds.”
Risk Factors

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” beginning on page PS-4 of this prospectus supplement and the “Risk Factors” section contained in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our securities.

Absence of Public Market for the PSP1 Warrants	The PSP1 Warrants have no established trading market and we do not intend to apply to list the PSP1 Warrants on any securities exchange or include the PSP1 Warrants in any automated quotation system.
Public Market for our Common Stock	Our Common Stock is listed on the New York Stock Exchange under the symbol “ALK.” On August 2, 2023, the last reported sale price of our Common Stock on the New York Stock Exchange was $47.92.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the specific risks set forth below and under the heading “Risk Factors” in Alaska Air Group’s most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to the PSP1 Warrants

Each PSP1 Warrant is a risky investment. You may not be able to recover the value of your investment in such PSP1 Warrant, and such PSP1 Warrant may expire worthless.

In order for you to recover the value of your investment in a PSP1 Warrant, either (i) a trading market must develop for such PSP1 Warrant and the market price of such PSP1 Warrant must exceed the price you paid for such PSP1 Warrant or (ii) the sale price of our Common Stock must be more than the sum of the exercise price of such PSP1 Warrant (initially $31.61) and the price you paid for such PSP1 Warrant for you to have an opportunity to exercise the PSP1 Warrant and achieve a positive return on your investment.

Each PSP1 Warrant is exercisable only for a limited period of time and will expire on a date between April 23, 2025 and February 19, 2026, as further described in this prospectus supplement. In the event that our Common Stock price does not trade above the level discussed above during the period when the applicable PSP1 Warrant is exercisable, you will likely not be able to recover the value of your investment in such PSP1 Warrant. In addition, if our Common Stock price falls and remains below the exercise price of the PSP1 Warrants, the PSP1 Warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the market price of our Common Stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. In addition, upon exercise of the PSP1 Warrants, Alaska Air Group has the option to deliver shares of our Common Stock or pay cash on a net basis after giving effect to payment of the exercise price for the PSP1 Warrants, and such net settlement amount will be calculated based on the closing price of our Common Stock on the date of exercise. Accordingly, the number of shares and value of the Common Stock or cash payment you receive upon exercise of a PSP1 Warrant will depend on the market price of our Common Stock on the day on which you choose to exercise such PSP1 Warrant.

Any purchaser of a PSP1 Warrant who receives shares of our Common Stock upon exercise of such PSP1 Warrant will incur immediate and future dilution.

Upon exercise of a PSP1 Warrant, we have the option to deliver shares of our Common Stock or pay cash on a net basis after giving effect to payment of the exercise price for such PSP1 Warrant. If we determine to settle a PSP1 Warrant in shares of our Common Stock, you could experience immediate and substantial dilution if the exercise price of such PSP1 Warrant at the time were higher than the net tangible book value per share of the outstanding Common Stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the PSP1 Warrants and described in this prospectus supplement, when we issue additional shares of our Common Stock that we are permitted or required to issue in any future offerings or under outstanding convertible securities, options and warrants and under our stock option plans or other employee or director compensation plans.

The market price of the PSP1 Warrants will be directly affected by the market price of our Common Stock, which may be volatile.

There is no existing market for the PSP1 Warrants, and we do not intend to apply to list the PSP1 Warrants on any securities exchange or include the PSP1 Warrants in any automated quotation system. To the extent a secondary market develops for the PSP1 Warrants, the market price of our Common Stock will significantly affect the market price of the PSP1 Warrants. This may result in greater volatility in the market price of the PSP1 Warrants than would be expected for warrants to purchase securities other than Common Stock. The market price of our Common Stock could be subject to significant fluctuations and we cannot predict how shares of our Common Stock will trade in the future. Increased volatility could result in a decline in the market price of our Common Stock, and, in turn, in the market price of the PSP1 Warrants.

Holders of the PSP1 Warrants will have no rights as common stockholders until they acquire our Common Stock.

Unless and until you acquire shares of our Common Stock upon exercise of a PSP1 Warrant, you will have no rights with respect to our Common Stock, including rights to dividend payments, vote or respond to tender offers. Upon exercise of a PSP1 Warrant, you will be entitled to exercise the rights of a common stockholder only if we determine to settle such PSP1 Warrant in shares of our Common Stock (instead of cash) and only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares of our Common Stock underlying, the PSP1 Warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares of our Common Stock underlying the PSP1 Warrants are subject to adjustment for certain events summarized below under “Description of the PSP1 Warrants—Adjustments to the PSP1 Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger, consolidation or similar transaction or, under certain circumstances, an issuance of Common Stock or convertible securities pursuant to benefit plans, business acquisitions and public or other broadly marketed offerings or for consideration (or having a conversion price per share) more than 90% of the current market value, that may adversely affect the market price of the PSP1 Warrants or our Common Stock. Other events that adversely affect the value of the PSP1 Warrants or our Common Stock may also occur that do not result in an adjustment to such exercise price.

The PSP1 Warrants do not automatically exercise, and any PSP1 Warrant not exercised on or prior to the expiration date will expire unexercised.

The PSP1 Warrants do not automatically exercise upon expiration. A warrantholder is entitled to exercise such PSP1 Warrant or any portion thereof. If the PSP1 Warrant is not exercised prior to the expiration date, such PSP1 Warrant will expire unexercised and the holder thereof will not receive any shares of our Common Stock.

The initial selling securityholder is U.S. Treasury, a federal agency, and your ability to bring a claim against such selling securityholder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (“FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the initial selling securityholder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of such selling securityholder for a violation of the Securities Act or the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or resulting from any other act or omission in connection with the offering of a PSP1 Warrant by the selling securityholder or the shares of our Common Stock issuable upon the exercise thereof, would likely be barred.

Holders of the PSP1 Warrants will not receive any additional shares of our Common Stock or other compensation representing any lost value in the event we undergo a business combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our stockholders, each of which are referred to in this prospectus supplement as a business combination, each warrantholder’s right to receive our Common Stock under the terms of a PSP1 Warrant will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such holder had exercised such PSP1 Warrant immediately prior to such business combination. Any such business combination could substantially affect the value of a PSP1 Warrant by changing the securities received upon exercise of such PSP1 Warrant or fixing the market value of the property to be received upon exercise of such PSP1 Warrant. Any warrantholder will not receive any additional shares of our Common Stock or other compensation representing any lost value resulting from a change in the securities or property (including cash) underlying, a PSP1 Warrant resulting from any such business combination.

Risks Related to Our Common Stock

The trading price of our Common Stock may fluctuate significantly, and this may make it difficult for you to resell our Common Stock when you want or at prices you find attractive.

We cannot predict how our Common Stock will trade in the future. The market value of our Common Stock fluctuates, and will likely continue to fluctuate, in response to a number of factors, some of which are beyond our control, including:

•	contagious illnesses, including COVID-19, fear of contagious illnesses and the impact of efforts to slow their spread;

•	general economic conditions and economic conditions in the airline industry;

•	changes in operating costs, including fuel and labor costs;

•	our labor relations;

•	our indebtedness and our ability to obtain additional financing on favorable terms and prior to the time our indebtedness matures;

•	actual or anticipated fluctuations in our operating and financial results;

•	an aircraft accident;

•	changes in laws and regulations; and

•	developments related to the airline industry.

In addition, the stock market in general, and the market for airlines in particular, from time to time experience significant price and volume fluctuations. Broad market and industry factors may affect the market price of our Common Stock, regardless of our actual operating or financial performance.

Future sales of our Common Stock by us, or the perception that such sales may occur, could depress the market price of our Common Stock.

We are not restricted from issuing additional shares of our Common Stock (or securities convertible into or exercisable for shares of our Common Stock). The market price of our Common Stock could decline as a result of sales by us of a substantial number of shares of our Common Stock (or securities convertible into or exercisable for shares of our Common Stock) in the public market or otherwise, or the perception that these sales might occur.

Anti-takeover provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware law, could discourage a takeover.

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that might enable our management to resist a takeover and might make it more difficult for an investor to acquire a substantial block of our Common Stock. These include the following provisions:

•

authorize our board of directors to issue, without further action by our stockholders (subject to applicable shareholder approval requirements of the New York Stock Exchange), shares of our Common Stock;

•	authorize our board of directors to issue, without further action by our stockholders, up to 5,000,000 shares of undesignated preferred stock;

•

require that any action to be taken by our stockholders be effected at a duly called annual or special meeting (which special meeting may be called only by our chairperson of the board of directors, our board of directors upon the request of a majority of our board of directors or by holders of not less than 10% of our outstanding capital stock entitled to vote on the matter(s) to be brought before the proposed special meeting) or by the unanimous written consent of our stockholders;

•

establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•

establish a process to allow an eligible stockholder or group of up to 20 eligible stockholders, owning 3% or more of our outstanding Common Stock continuously for at least three years, to include in our proxy materials for an annual meeting of stockholders their own nominee or nominees for director constituting 20% of our board of directors (rounded down to the nearest whole number, but not less than two); and

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may discourage potential takeover attempts, discourage bids for our Common Stock at a premium over market price or adversely affect the market price of, and the voting and other rights of the holders of, our Common Stock. These provisions could also discourage proxy contests or otherwise make it more difficult for holders of our Common Stock to elect directors other than the candidates nominated by our board of directors. In addition, we are subject to Section 203 of the General Corporation Law of the State of Delaware (“DGCL”), which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This provision could have the effect of delaying or preventing a change-of-control, whether or not it is desired by or beneficial to our stockholders.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or other employees.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Exchange Act or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our certificate of incorporation will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. In addition, stockholders who do bring a claim in the Court of Chancery of the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder would otherwise choose to bring the action, and such judgments or results may be more favorable to our company than to our stockholders.

USE OF PROCEEDS

The selling securityholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of securities by the selling securityholder. We will bear the costs associated with this registration in accordance with the PSP1 Warrant Agreement; however, the selling securityholder will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of the PSP1 Warrants or shares of our Common Stock. For more information, see “Selling Securityholder” and “Certain Relationships with the Selling Securityholder.”

SELLING SECURITYHOLDER

On various dates between April 23, 2020 and February 19, 2021, we issued to U.S. Treasury separate PSP1 Warrants to purchase an aggregate of 928,127 shares of our Common Stock, each with an exercise price of $31.61 (the last reported trading price of our Common Stock on April 9, 2020). Each PSP1 Warrant is exercisable until the fifth anniversary of the issuance date of such PSP1 Warrant. See “Description of the PSP1 Warrants.” We are registering the offer and sale of the PSP1 Warrants and the shares of our Common Stock issuable upon exercise of the PSP1 Warrants by the selling securityholder to satisfy registration rights we granted to the selling securityholder. See “Certain Relationships with the Selling Securityholder—Payroll Support Program (PSP1)—PSP1 Warrant Agreement and PSP1 Warrants.”

On September 28, 2020, we issued to U.S. Treasury a Treasury Loan Program Warrant (as defined in “Certain Relationships with the Selling Securityholder”) to purchase 427,080 shares of our Common Stock, with an exercise price of $31.61 (the last reported trading price of our Common Stock on April 9, 2020). The Treasury Loan Program Warrant is subject to a separate agreement we have entered into with U.S. Treasury to register the resale of such securities. This prospectus supplement does not cover registration of the offer or sale of such securities by the selling securityholder. See “Certain Relationships with the Selling Securityholder—Treasury Loan Program” for more information about the Treasury Loan Program and the Treasury Loan Program Warrant.

On various dates between January 15, 2021 and April 29, 2021, we issued to U.S. Treasury separate PSP2 Warrants (as defined in “Certain Relationships with the Selling Securityholder”) to purchase an aggregate of 305,498 shares of our Common Stock, each with an exercise price of $52.25 (the last reported trading price of our Common Stock on December 24, 2020). Each PSP2 Warrant is exercisable until the fifth anniversary of the issuance date of such PSP2 Warrant. Such PSP2 Warrants are subject to a separate agreement we have entered into with U.S. Treasury to register the resale of such securities. This prospectus supplement does not cover registration of the offer or sale of such securities by the selling securityholder. See “Certain Relationships with the Selling Securityholder—Payroll Support Program 2 (PSP2)” for more information about the PSP2 Warrants issued to U.S. Treasury.

On April 29, 2021 and June 3, 2021, we also issued to U.S. Treasury separate PSP3 Warrants (as defined in “Certain Relationships with the Selling Securityholder”) to purchase an aggregate of 221,812 shares of our Common Stock, each with an exercise price of $66.39 (the last reported trading price of our Common Stock on March 10, 2021). Each PSP3 Warrant is exercisable until the fifth anniversary of the issuance date of such PSP3 Warrant. Such PSP3 Warrants are subject to a separate agreement we have entered into with U.S. Treasury to register the resale of such securities. This prospectus supplement does not cover registration of the offer or sale of such securities by the selling securityholder. See “Certain Relationships with the Selling Securityholder—Payroll Support Program 3 (PSP3)” for more information about the PSP3 Warrants issued to U.S. Treasury.

The selling securityholder who may sell or otherwise dispose of the PSP1 Warrants and the shares of our Common Stock issuable upon exercise of the PSP1 Warrants offered by this prospectus supplement includes U.S. Treasury and any other holders of such securities to whom U.S. Treasury has transferred the PSP1 Warrants or the shares of our Common Stock issuable upon exercise of the PSP1 Warrants and its registration rights with respect thereto in accordance with the terms of the PSP1 Warrant Agreement.

The selling securityholder may offer, from time to time in one or more offerings, the PSP1 Warrants or up to 928,127 shares of our Common Stock issuable upon exercise of the PSP1 Warrants, subject to adjustment as described herein. See “Description of the PSP1 Warrants—Adjustments to the PSP1 Warrants.” We do not know whether or in what amounts the selling securityholder may offer to sell the PSP1 Warrants or the shares of our Common Stock issuable upon exercise of the PSP1 Warrants pursuant to this prospectus supplement. The selling securityholder may elect not to sell any or all of the securities offered by this prospectus supplement.

The following tables set forth the name of the initial selling securityholder and the number of PSP1 Warrants, and shares of our Common Stock issuable upon exercise of the PSP1 Warrants, that may be offered and sold by the selling securityholder hereunder as well as the additional Treasury Loan Program Warrant, PSP2 Warrants and PSP3 Warrants and shares of our Common Stock issuable upon exercise of such Treasury Loan Program Warrant, PSP2 Warrants and PSP3 Warrants that are held by it as of August 3, 2023 but for which registration of the offer or sale thereof is not covered hereby. To our knowledge, the selling securityholder possesses sole investment power over the securities listed below. The selling securityholder has no voting rights with respect to the PSP1 Warrants or the outstanding Treasury Loan Program Warrant, PSP2 Warrants and PSP3 Warrants, and U.S. Treasury has contractually agreed not to vote the shares of our Common Stock issuable upon exercise of the PSP1 Warrants, the Treasury Loan Program Warrant, the PSP2 Warrants or the PSP3 Warrants, as applicable, although such agreements not to vote will not apply to any other person to whom U.S. Treasury may transfer any PSP1 Warrants, Treasury Loan Program Warrant, PSP2 Warrants or PSP3 Warrants or the shares of our Common Stock issuable upon exercise thereof.

The following tables assume that the selling securityholder sells all of the PSP1 Warrants and all of the shares of our Common Stock issuable upon the exercise of the PSP1 Warrants, as applicable, that it is offering for sale under this prospectus supplement and neither acquires nor disposes of any other shares, or rights to purchase other shares, of our Common Stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling securityholder is not obligated to sell all or any portion of the PSP1 Warrants or the shares of our Common Stock issuable upon exercise of the PSP1 Warrants, we cannot estimate the actual number of shares (or the actual percentage of the class), or other rights to purchase other shares, of our Common Stock that will be beneficially owned by the selling securityholder upon completion of the offering.

	Beneficial Ownership Before Resale			Number of PSP1 Warrants offered pursuant to this prospectus supplement	Beneficial Ownership After Resale
	Warrants				Warrants
Name of Selling Securityholder	Number of Warrants		%		Number of Warrants		%
United States Department of the Treasury(1)	1,882,517	(2)	100%	928,127	954,390	(3)	50.7%

	Beneficial Ownership Before Resale			Number of shares offered pursuant to this prospectus supplement	Beneficial Ownership After Resale
	Common Stock				Common Stock
Name of Selling Securityholder	Number of Shares		%(5)		Number of Shares		%(5)
United States Department of the Treasury(1)	1,882,517	(4)	1.5%	928,127	954,390	(3)	*

*	Less than 1.0%.
(1)	The address of the selling securityholder is United States Department of the Treasury, 1500 Pennsylvania Avenue, NW, Room 2312, Washington, D.C. 20220.
(2)

Consists of PSP1 Warrants to purchase 928,127 shares of our Common Stock registered hereby, a Treasury Loan Program Warrant to purchase 427,080 shares of our Common Stock, PSP2 Warrants to purchase 305,498 shares of our Common Stock and PSP3 Warrants to purchase 221,812 shares of our Common Stock. Each of the PSP1 Warrants, the Treasury Loan Program Warrant, the PSP2 Warrants and the PSP3 Warrants is fully transferable, whether in full or in part, by the selling securityholder. Accordingly, for purposes of the table above, the numbers are presented based on the number of shares of our Common Stock issuable upon the full exercise of the PSP1 Warrants, the Treasury Loan Program Warrant, the PSP2 Warrants and the PSP3 Warrants. For additional information on the PSP1 Warrants, see “Description of the PSP1 Warrants,” and for additional information on the Treasury Loan Program Warrant, the PSP2 Warrants and the PSP3 Warrants, see “Certain Relationships with the Selling Securityholder—Treasury Loan Program,” “Certain Relationships with the Selling Securityholder—Payroll Support Program 2 (PSP2)” and “Certain Relationships with the Selling Securityholder—Payroll Support Program 3 (PSP3),” respectively.

(3)

Assumes the selling securityholder does not sell any of the Treasury Loan Program Warrant, the PSP2 Warrants or the PSP3 Warrants or the shares of our Common Stock issuable upon exercise of the Treasury Loan Program Warrant, the PSP2 Warrants and the PSP3 Warrants. We have filed separate prospectus supplements on or about the date hereof to register the resale of the Treasury Loan Program Warrant and the 427,080 shares of our Common Stock issuable upon exercise thereof, the PSP2 Warrants and the 305,498 shares of our Common Stock issuable upon exercise thereof and the PSP3 Warrants and the 221,812 shares of our Common Stock issuable upon exercise thereof.

(4)

Consists of the number of shares of our Common Stock issuable upon the full exercise of the PSP1 Warrants, the Treasury Loan Program Warrant, the PSP2 Warrants and the PSP3 Warrants. None of the shares of our Common Stock beneficially owned by the selling securityholder are currently outstanding but instead are issuable only upon the exercise of the PSP1 Warrants, the Treasury Loan Program Warrant, the PSP2 Warrants and the PSP3 Warrants and only if we elect to deliver shares of our Common Stock (rather than cash) in settlement of the PSP1 Warrants, the Treasury Loan Program Warrant, the PSP2 Warrants or the PSP3 Warrants, as applicable. If we determine to settle any exercise of the PSP1 Warrants, the Treasury Loan Program Warrant, the PSP2 Warrants or the PSP3 Warrants in shares of our Common Stock, the actual number of shares of our Common Stock that could be issued upon exercise of the respective PSP1 Warrants, Treasury Loan Program Warrant, PSP2 Warrants or PSP3 Warrants will depend upon the market price of our Common Stock at the time of exercise and other factors, including the adjustment provisions described below under “Description of the PSP1 Warrants—Adjustments to the PSP1 Warrants,” “Certain Relationships with the Selling Securityholder—Treasury Loan Program,” “Certain Relationships with the Selling Securityholder—Payroll Support Program 2 (PSP2)” and “Certain Relationships with the Selling Securityholder—Payroll Support Program 3 (PSP3)” and cannot be determined at this time.

(5)

In computing the percentage ownership of the selling securityholder, the shares of our Common Stock issuable upon the exercise of the PSP1 Warrants, the Treasury Loan Program Warrant, the PSP2 Warrants and the PSP3 Warrants are deemed to be beneficially owned by the selling securityholder because they are immediately exercisable. All percentages in the table are based on a total of 127,224,437 shares of our Common Stock outstanding as of July 31, 2023.

Under the PSP1 Warrant Agreement, we have agreed to indemnify the selling securityholder in connection with certain liabilities in connection with this offering, including any liabilities under the Securities Act.

CERTAIN RELATIONSHIPS WITH THE SELLING SECURITYHOLDER

References to “we,” “us” and “our” in this section refer to Alaska Air Group.

Payroll Support Program (PSP1)

PSP1 Agreements

On April 23, 2020, Alaska Airlines and Horizon, our airline subsidiaries, entered into agreements with U.S. Treasury for participation in the Payroll Support Program under the CARES Act (as amended and restated on June 23, 2020, the “Alaska Airlines/Horizon PSP1 Agreements”). Under the Alaska Airlines/Horizon PSP1 Agreements, Alaska Airlines and Horizon received $992 million in the second quarter of 2020 to be used exclusively toward continuing to pay employee salaries, wages and benefits. Of this amount, $267 million was in the form of a senior term loan with a 10-year term, bearing an interest rate of 1% in years 1 through 5, and an interest rate equal to the Secured Overnight Financing Rate plus 2% in years 6 through 10. Between June 23, 2020 and February 19, 2021, the aggregate principal amount outstanding under the 10-year note was increased from $267 million to approximately $282 million to account for increases in payroll support benefits to Alaska Airlines under the Payroll Support Program as well as certain benefits received by Alaska Airlines in connection with the participation of McGee in the Payroll Support Program under the CARES Act (as described further below). The loan is prepayable at par at any time. The Payroll Support Program proceeds were deposited into an account which was drawn down over time for payroll expenses. That account and the balance of the proceeds were the only collateral for the loan.

On June 23, 2020, McGee, our aviation services provider that is a wholly owned subsidiary of Alaska Airlines, entered into agreements with U.S. Treasury for participation in the Payroll Support Program under the CARES Act (the “McGee PSP1 Agreements” and, together with the Alaska Airlines/Horizon PSP1 Agreements, the “PSP1 Agreements”). Under the McGee PSP1 Agreements, McGee received $30 million in the second quarter of 2020 to be used exclusively toward continuing to pay employee salaries, wages and benefits. Of this amount, $8.7 million was in the form of a senior term loan with a 10-year term, bearing an interest rate of 1% in years 1 through 5, and an interest rate equal to the Secured Overnight Financing Rate plus 2% in years 6 through 10. On February 19, 2021, the aggregate principal amount outstanding under the 10-year note was increased by an additional $2.6 million, to approximately $11 million to account for increases in payroll support benefits to McGee under the Payroll Support Program. The loan is prepayable at par at any time.

As a condition to receiving funds under the PSP1 Agreements, Alaska Airlines, Horizon and McGee agreed to the following conditions pursuant to the terms of the applicable PSP1 Agreement:

•	We were required to refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits for non-officer employees through September 30, 2020;

•	We were subject to maximum limitations on executive compensation for officers and employees who earned more than $425,000 in total compensation in 2019, extending through March 24, 2022;

•	We were prohibited from repurchasing our Common Stock and from paying dividends on our Common Stock until September 30, 2021;

•	Alaska Airlines and Horizon were required to maintain air service to markets they served as of March 1, 2020, through March 1, 2022 unless exempted by the Department of Transportation; and

•	We must maintain certain internal controls and records, and provide any additional reporting required by the U.S. government, relating to funding under the Payroll Support Program.

PSP1 Warrant Agreement and PSP1 Warrants

On April 23, 2020, as additional taxpayer protection required under the Payroll Support Program, we entered into the PSP1 Warrant Agreement with U.S. Treasury, which was subsequently amended and restated in connection with the issuance of the McGee PSP1 Warrants and the additional Alaska Airlines/Horizon PSP1 Warrant on June 23, 2020. Pursuant to the PSP1 Warrant Agreement, we were required to issue PSP1 Warrants to U.S. Treasury to purchase shares of our Common Stock in connection with our receipt of payroll support pursuant to the Payroll Support Program. On April 23, 2020, June 23, 2020, September 30, 2020 and February 19, 2021, in connection with participation by Alaska Airlines and Horizon in the Payroll Support Program under the CARES Act, we issued PSP1 Warrants to U.S. Treasury to purchase 846,748 shares, 14,321 shares, 27,258 shares and 4,019 shares, respectively, of our Common Stock. In addition, on June 23, 2020, July 31, 2020, August 31, 2020, August 31, 2020 and February 19, 2021, in connection with the participation by McGee in the Payroll Support Program under the CARES Act, we issued PSP1 Warrants to U.S. Treasury to purchase 13,275 shares, 7,163 shares, 7,163 shares, 2 shares and 8,178 shares, respectively, of our Common Stock.

Each PSP1 Warrant may be exercised at an exercise price of $31.61 (the last reported trading price of our Common Stock on April 9, 2020) at any time prior to the fifth anniversary of its issuance. The number of shares of our Common Stock that may be acquired upon exercise of any issued and outstanding PSP1 Warrant and the exercise price therefor is subject to adjustment from time to time as provided in the PSP1 Warrant. See “Description of the PSP1 Warrants” in this prospectus supplement for a description of the adjustment provisions. The PSP1 Warrants are non-voting, freely transferable, and may be settled on a net basis in shares of our Common Stock or in cash at our option. Under the terms of the PSP1 Warrant Agreement, U.S. Treasury has also contractually agreed not to vote the shares of our Common Stock issuable upon exercise of any of the PSP1 Warrants, although such agreement not to vote will not apply to any other person to whom U.S. Treasury may transfer the PSP1 Warrants or the shares of our Common Stock issuable upon exercise of the PSP1 Warrants. See “Description of the PSP1 Warrants” in this prospectus supplement for additional information.

In addition, pursuant to the PSP1 Warrant Agreement, but subject to certain exceptions, we agreed to register under the Securities Act the resale by U.S. Treasury of the PSP1 Warrants and any shares of our Common Stock issuable upon exercise of the PSP1 Warrants. U.S. Treasury may also demand an underwritten offering of the PSP1 Warrants or any shares of our Common Stock issuable upon exercise of the PSP1 Warrants, subject to certain conditions and limitations described in the PSP1 Warrant Agreement. We are responsible for paying all registration expenses and expenses associated with registration of the PSP1 Warrants or the shares of our Common Stock issuable under the PSP1 Warrants under the Securities Act, including in connection with any underwritten offering pursuant to the PSP1 Warrant Agreement and reasonable fees and expenses of counsel to U.S. Treasury in connection with any registered offering, but excluding any selling expenses such as discounts, selling commissions and stock transfer taxes and related legal fees. U.S. Treasury’s registration rights under the PSP1 Warrant Agreement may be assigned by U.S. Treasury to any transferee or assignee in connection with a transfer of the PSP1 Warrants or the shares of our Common Stock issuable upon exercise of the PSP1 Warrants, in whole or in part if the transfer is for at least 20% of the total number of shares of our Common Stock issuable upon the exercise of the PSP1 Warrants. The registration rights provided under the PSP1 Warrant Agreement will terminate when the PSP1 Warrants or the shares of our Common Stock issuable upon the exercise of the PSP1 Warrants are sold pursuant to an effective registration statement under the Securities Act, when such securities may be sold pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale (subject to certain exceptions), when they shall have ceased to be outstanding or when they have been sold in a private transaction in which the transferor’s rights under the PSP1 Warrant Agreement are not assigned to the transferee of the securities.

The PSP1 Warrant Agreement includes customary indemnification provisions in favor of U.S. Treasury and any person to whom U.S. Treasury transfers the PSP1 Warrants or the shares of our Common Stock issuable upon exercise of the PSP1 Warrants with respect to certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Treasury Loan Program

Treasury Loan Program Agreement

On September 28, 2020, we and our subsidiaries, Alaska Airlines and Horizon, entered into a Loan and Guarantee Agreement (as amended, the “Treasury Loan Program Agreement”), among Alaska Airlines as the borrower, Alaska Air Group and Horizon as the guarantors, the U.S. Treasury, as lender, and the Bank of New York Mellon, as administrative agent and collateral agent. The Treasury Loan Program Agreement provides for a secured term loan facility and our participation in the loan program (the “Treasury Loan Program”) authorized under Division A, Title IV, Subtitle A of the CARES Act, which permitted Alaska Airlines to borrow up to $1.3 billion. In October 2020, the amount of the loan available for borrowing was increased to $1.9 billion. All proceeds were required to be used for certain general corporate purposes and operating expenses in accordance with the terms and conditions of the Treasury Loan Program Agreement and the applicable provisions of the CARES Act.

On September 28, 2020, Alaska Airlines made an initial draw of $135 million pursuant to the Treasury Loan Program Agreement. On June 3, 2021, Alaska Airlines repaid in full the $135 million loan and concluded the outstanding commitments under the Treasury Loan Program Agreement. Accordingly, the Treasury Loan Program Agreement, including Alaska Airlines’ option to incur additional borrowings thereunder, has terminated.

Treasury Loan Program Warrant Agreement and Treasury Loan Program Warrant

On September 28, 2020, in connection with our participation in the Treasury Loan Program, we entered into a Warrant Agreement with U.S. Treasury (the “Treasury Loan Program Warrant Agreement”) that is substantially similar to the PSP1 Warrant Agreement described above. Under the Treasury Loan Program Warrant Agreement, we agreed to issue warrants to U.S. Treasury to purchase up to an aggregate of 6,099,336 shares of our Common Stock in conjunction with borrowings under the Treasury Loan Program Agreement. On September 28, 2020, in connection with our borrowing of $135 million pursuant to the Treasury Loan Program Agreement, we issued to U.S. Treasury, a warrant to purchase 427,080 shares of our Common Stock (the “Treasury Loan Program Warrant”). Because we did not make any additional borrowings under the Treasury Loan Program Agreement prior to its termination as described above, we have not issued any additional warrants to U.S. Treasury pursuant to the Treasury Loan Program Warrant Agreement, and only the Treasury Loan Program Warrant is outstanding thereunder.

The Treasury Loan Program Warrant, when issued, may be exercised at an exercise price of $31.61 at any time prior to the fifth anniversary of its issuance. The number of shares of our Common Stock that may be acquired upon exercise of the Treasury Loan Program Warrant and the exercise price therefor is subject to adjustment from time to time as provided in the Treasury Loan Program Warrant, which adjustment provisions are substantially similar to the adjustment provisions of the PSP1 Warrants as described in “Description of the PSP1 Warrants” in this prospectus supplement. The Treasury Loan Program Warrant is non-voting, freely transferable, and may be settled on a net basis in shares of our Common Stock or in cash at our option. In addition, under the terms of the Treasury Loan Program Warrant Agreement, U.S. Treasury has contractually agreed not to vote the shares of our Common Stock issuable upon exercise of the Treasury Loan Program Warrant, although such agreement not to vote will not apply to any other person to whom U.S. Treasury may transfer the Treasury Loan Program Warrant or the shares of our Common Stock issuable upon exercise of the Treasury Loan Program Warrant.

In addition, pursuant to the Treasury Loan Program Warrant Agreement, but subject to certain exceptions, we agreed to register under the Securities Act the resale by U.S. Treasury of the Treasury Loan Program Warrant and any shares of our Common Stock issuable upon exercise of the Treasury Loan Program Warrant. The other terms of U.S. Treasury’s registration rights with respect to the Treasury Loan Program Warrant are substantially similar to U.S. Treasury’s registration rights with respect to the PSP1 Warrants as described above under “—Payroll Support Program (PSP1)—PSP1 Warrant Agreement and PSP1 Warrants.”

Payroll Support Program 2 (PSP2)

Payroll Support Program 2 Extension Agreement

On January 15, 2021, Alaska Airlines and Horizon entered into agreements with U.S. Treasury for participation in the payroll support program under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (the “PSP Extension Law” and such agreement, as amended and restated on February 5, 2021, the “Alaska Airlines/Horizon PSP2 Agreements”). On January 15, 2021 and March 19, 2021, Alaska Airlines and Horizon received a total of $533 million under the Alaska Airlines/Horizon PSP2 Agreements to be used exclusively toward continuing to pay employee salaries, wages and benefits. Of the funds received, approximately $130 million was in the form of a senior term loan with a 10-year term loan, bearing an interest rate of 1% in years 1 through 5, and an interest rate equal to the Secured Overnight Financing Rate plus 2% in years 6 through 10. On February 5, 2021, the aggregate principal amount outstanding under the 10-year note was increased by approximately $1.3 million to account for certain benefits received by Alaska Airlines in connection with the participation of McGee in the payroll support program under the PSP Extension Law (as described further below). On April 29, 2021, the aggregate principal amount outstanding under the 10-year note was increased by $80.0 million to account for increases in payroll support benefits to Alaska Airlines and Horizon under the PSP Extension Law. The loan is prepayable at par at any time.

On February 5, 2021, McGee entered into agreements with U.S. Treasury for participation in the payroll support program under the PSP Extension Law (the “McGee PSP2 Agreements” and, together with the Alaska Airlines/Horizon PSP2 Agreements, the “PSP2 Agreements”). Under the McGee PSP2 Agreements, McGee received $6.5 million on February 5, 2021 to be used exclusively toward continuing to pay employee salaries, wages and benefits. Of this amount, $1.7 million was in the form of a senior term loan with a 10-year term, bearing an interest rate of 1% in years 1 through 5, and an interest rate equal to the Secured Overnight Financing Rate plus 2% in years 6 through 10. On April 8, 2021, the aggregate principal amount outstanding under the 10-year note was increased by an additional $1.9 million, to approximately $3.7 million to account for increases in payroll support benefits to McGee under the PSP Extension Law. The loan is prepayable at par at any time.

As a condition to receiving funds under the PSP2 Agreements, Alaska Airlines, Horizon and McGee agreed to the following conditions pursuant to the terms of the applicable PSP2 Agreement:

•	We were required to refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits for non-officer employees through March 31, 2021;

•	We were subject to maximum limitations on executive compensation for officers and employees who earned more than $425,000 in total compensation in 2019, extending through October 1, 2022;

•	We were prohibited from repurchasing our Common Stock and from paying dividends on our Common Stock until March 31, 2022;

•	Alaska Airlines and Horizon were required to maintain air service to markets they served as of March 1, 2020, through March 1, 2022 unless exempted by the Department of Transportation; and

•	We must maintain certain internal controls and records, and provide any additional reporting required by the U.S. government, relating to funding under the Payroll Support Program.

PSP2 Warrant Agreement and PSP2 Warrants

On January 15, 2021, as additional taxpayer protection required under the PSP Extension Law, we entered into a Warrant Agreement with U.S. Treasury (the “PSP2 Warrant Agreement”) that is substantially similar to the PSP1 Warrant Agreement described above. On January 15, 2021, February 5, 2021, March 19, 2021 and April 29, 2021, in connection with the receipt by Alaska Airlines and Horizon of payroll support pursuant to the PSP Extension Law, we issued PSP2 Warrants to U.S. Treasury to purchase 95,532 shares, 2,442 shares, 154,647 shares and 45,855 shares, respectively, of our Common Stock. In addition, on February 5, 2021 and April 8, 2021, in connection with the receipt by McGee of payroll support pursuant to the PSP Extension Law, we issued PSP2 Warrants to U.S. Treasury to purchase 3,252 shares and 3,770 shares, respectively, of our Common Stock.

Each PSP2 Warrant may be exercised at an exercise price of $52.25 (the last reported trading price of our Common Stock on December 24, 2020) at any time prior to the fifth anniversary of its issuance. The number of shares of our Common Stock that may be acquired upon exercise of any issued and outstanding PSP2 Warrant and the exercise price therefor is subject to adjustment from time to time as provided in the PSP2 Warrant, which adjustment provisions are substantially similar to the adjustment provisions of the PSP1 Warrants as described in “Description of the PSP1 Warrants” in this prospectus supplement. The PSP2 Warrants are non-voting, freely transferable, and may be settled on a net basis in shares of our Common Stock or in cash at our option. In addition, under the terms of the PSP2 Warrant Agreement, U.S. Treasury has contractually agreed not to vote the shares of our Common Stock issuable upon exercise of any PSP2 Warrant, although such agreement not to vote will not apply to any other person to whom U.S. Treasury may transfer such PSP2 Warrant or the shares of our Common Stock issuable upon exercise of such PSP2 Warrant.

In addition, pursuant to the PSP2 Warrant Agreement, but subject to certain exceptions, we agreed to register under the Securities Act the resale by U.S. Treasury of the PSP2 Warrants we issue and any shares of our Common Stock issuable upon exercise of such PSP2 Warrants. The other terms of U.S. Treasury’s registration rights with respect to the PSP2 Warrants are substantially similar to U.S. Treasury’s registration rights with respect to the PSP1 Warrants as described above under “—Payroll Support Program (PSP1)—PSP1 Warrant Agreement and PSP1 Warrants.”

Payroll Support Program 3 (PSP3)

Payroll Support Program 3 Agreement

On April 29, 2021, Alaska Airlines and Horizon entered into agreements with U.S. Treasury for participation in the payroll support program under Section 7301 of the American Rescue Plan Act of 2021 (the “ARP” and such agreement, the “Alaska Airlines/Horizon PSP3 Agreements”). On April 29, 2021 and June 3, 2021, Alaska Airlines and Horizon received a total of $571 million under the Alaska Airlines/Horizon PSP3 Agreements to be used exclusively toward continuing to pay employee salaries, wages and benefits. Of the funds received, approximately $144 million was in the form of a senior term loan with a 10-year term loan, bearing an interest rate of 1% in years 1 through 5, and an interest rate equal to the Secured Overnight Financing Rate plus 2% in years 6 through 10. The loan is prepayable at par at any time.

On April 29, 2021, McGee entered into agreements with U.S. Treasury for participation in the payroll support program under the ARP (the “McGee PSP3 Agreements” and, together with the Alaska Airlines/Horizon PSP3 Agreements, the “PSP3 Agreements”). On April 29, 2021 and June 18, 2021, McGee received a total of $13.0 million under the McGee PSP3 Agreement to be used exclusively toward continuing to pay employee salaries, wages and benefits. Of this amount, $3.7 million was in the form of a senior term loan with a 10-year term, bearing an interest rate of 1% in years 1 through 5, and an interest rate equal to the Secured Overnight Financing Rate plus 2% in years 6 through 10. The loan is prepayable at par at any time.

As a condition to receiving funds under the PSP3 Agreements, Alaska Airlines, Horizon and McGee agreed to the following conditions pursuant to the terms of the applicable PSP3 Agreement:

•	We were required to refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits for non-officer employees through September 30, 2021;

•	We were subject to maximum limitations on executive compensation for officers and employees who earned more than $425,000 in total compensation in 2019, extending through April 1, 2023;

•	We were prohibited from repurchasing our Common Stock and from paying dividends on our Common Stock until September 30, 2022;

•	Alaska Airlines and Horizon were required to maintain air service to markets they served as of March 1, 2020, through March 1, 2022 unless exempted by the Department of Transportation; and

•	We must maintain certain internal controls and records, and provide any additional reporting required by the U.S. government, relating to funding under the Payroll Support Program.

PSP3 Warrant Agreement and PSP3 Warrants

On April 29, 2021, as additional taxpayer protection required under the ARP, we entered into a Warrant Agreement with U.S. Treasury (the “PSP3 Warrant Agreement”) that is substantially similar to the PSP1 Warrant Agreement and PSP2 Warrant Agreement, each as described above. On April 29, 2021 and June 3, 2021, in connection with the receipt by Alaska Airlines and Horizon of payroll support pursuant to the ARP, we issued PSP3 Warrants to U.S. Treasury to purchase 85,810 shares and 133,417 shares, respectively, of our Common Stock. In addition, on April 29, 2021, in connection with the receipt by McGee of payroll support pursuant to the ARP, we issued PSP3 Warrants to U.S. Treasury to purchase 2,585 shares of our Common Stock.

Each PSP3 Warrant may be exercised at an exercise price of $66.39 (the last reported trading price of our Common Stock on March 10, 2021) at any time prior to the fifth anniversary of its issuance. The number of shares of our Common Stock that may be acquired upon exercise of any issued and outstanding PSP3 Warrant and the exercise price therefor is subject to adjustment from time to time as provided in the PSP3 Warrant, which adjustment provisions are substantially similar to the adjustment provisions of the PSP1 Warrants as described in “Description of the PSP1 Warrants” in this prospectus supplement. The PSP3 Warrants are non-voting, freely transferable, and may be settled on a net basis in shares of our Common Stock or in cash at our option. In addition, under the terms of the PSP3 Warrant Agreement, U.S. Treasury has contractually agreed not to vote the shares of our Common Stock issuable upon exercise of any PSP3 Warrant, although such agreement not to vote will not apply to any other person to whom U.S. Treasury may transfer such PSP3 Warrant or the shares of our Common Stock issuable upon exercise of such PSP3 Warrant.

In addition, pursuant to the PSP3 Warrant Agreement, but subject to certain exceptions, we agreed to register under the Securities Act the resale by U.S. Treasury of the PSP3 Warrants we issue and any shares of our Common Stock issuable upon exercise of such PSP3 Warrants. The other terms of U.S. Treasury’s registration rights with respect to the PSP3 Warrants are substantially similar to U.S. Treasury’s registration rights with respect to the PSP1 Warrants as described above under “—Payroll Support Program (PSP1)—PSP1 Warrant Agreement and PSP1 Warrants.”

DESCRIPTION OF THE PSP1 WARRANTS

The following is a brief description of the terms of the PSP1 Warrants that may be offered and sold by the selling securityholder. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of PSP1 Warrant, a copy of which has been filed as Exhibit 4.6 to the registration statement of which this prospectus supplement is a part. References to “we,” “us” and “our” in this section refer to Alaska Air Group.

The PSP1 Warrants

Alaska Airlines/Horizon PSP1 Warrants

On April 23, 2020, June 23, 2020, September 30, 2020 and February 19, 2021, in connection with participation by Alaska Airlines and Horizon in the Payroll Support Program under the CARES Act, we issued PSP1 Warrants to U.S. Treasury to purchase 846,748 shares, 14,321 shares, 27,258 shares and 4,019 shares, respectively, of our Common Stock (each an “Alaska Airlines/Horizon PSP1 Warrant” and, collectively, the “Alaska Airlines/Horizon PSP1 Warrants”). Each Alaska Airlines/Horizon PSP1 Warrant may be exercised at an exercise price of $31.61 (the last reported trading price of our Common Stock on April 9, 2020) at any time prior to the fifth anniversary of its issuance.

McGee PSP1 Warrants

On June 23, 2020, July 31, 2020, August 31, 2020, August 31, 2020 and February 19, 2021, in connection with the participation by McGee in the Payroll Support Program under the CARES Act, we issued PSP1 Warrants to U.S. Treasury to purchase 13,275 shares, 7,163 shares, 7,163 shares, 2 shares and 8,178 shares, respectively, of our Common Stock (each a “McGee PSP1 Warrant” and, collectively, the “McGee PSP1 Warrants”). Each McGee PSP1 Warrant may be exercised at an exercise price of $31.61 (the last reported trading price of our Common Stock on April 9, 2020) at any time prior to the fifth anniversary of its issuance.

Common Stock Subject to the PSP1 Warrants

The PSP1 Warrants initially represent the right to purchase up to 928,127 shares of our Common Stock. The number of shares deliverable upon the exercise of the PSP1 Warrants is subject to the adjustments described below under the heading “—Adjustments to the PSP1 Warrants.”

Exercise of the PSP1 Warrants

The initial exercise price of each PSP1 Warrant is $31.61 per share of Common Stock for which such PSP1 Warrant may be exercised. Each PSP1 Warrant may be exercised in whole or in part at any time, and from time to time, at or before 5:00 p.m., New York City time, on the fifth anniversary of the issuance of such PSP1 Warrant, by surrender of such PSP1 Warrant and delivery of a completed notice of exercise attached as an annex to such PSP1 Warrant to us and the payment of the exercise price per share for the shares of our Common Stock for which such PSP1 Warrant is being exercised.

The exercise price of a PSP1 Warrant cannot be paid in cash by the holder of such PSP1 Warrant in exchange for the number of shares of our Common Stock underlying such PSP1 Warrant. Rather, upon exercise of a PSP1 Warrant in whole or in part, we may elect to pay or deliver, as the case may be, (a) cash (“Net Cash Settlement”) or (b) shares of our Common Stock together with cash, if applicable, in lieu of delivering any fractional shares of our Common Stock (“Net Share Settlement”). If we elect Net Cash Settlement, we will pay to the warrantholder cash equal to the number of shares of our Common Stock as to which such PSP1 Warrant has been exercised, as indicated in the notice of exercise, multiplied by the sum of the average market price for shares of our Common Stock for the 15 consecutive trading days, ending on and including the date the exercise notice was delivered, less the then-applicable exercise price per share of Common Stock. If we elect Net Share Settlement, we will deliver to the warrantholder a number of shares of our Common Stock equal to the number of shares of our Common Stock as to which such PSP1 Warrant has been exercised, as indicated in the notice of exercise, multiplied by the quotient of (i) the sum of the average market price for shares of our Common Stock for the 15 consecutive trading days, ending on and including the date the exercise notice was delivered, less the then-applicable exercise price per share of Common Stock, divided by (ii) the average market price for shares of our Common Stock for the 15 consecutive trading days, ending on and including the date the exercise notice was delivered. The exercise price applicable to each PSP1 Warrant is subject to further adjustment as described below under the heading “—Adjustments to the PSP1 Warrants.”

Issuance of certificates of any shares of our Common Stock deliverable upon the exercise of a PSP1 Warrant will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate or any certificate or other securities in a name other than that of the registered holder of such PSP1 Warrant at the time of exercise).

No Rights as Stockholders; Voting of Shares of our Common Stock

Each PSP1 Warrant does not entitle its holder to any of the rights of a stockholder of Alaska Air Group, including any voting rights and rights to dividend payments, until and then only to the extent such PSP1 Warrant has been exercised. However, pursuant to the PSP1 Warrant Agreement, U.S. Treasury has contractually agreed not to vote the shares of our Common Stock issuable upon exercise of such PSP1 Warrant, although such agreement not to vote will not apply to any other person to whom U.S. Treasury may transfer such PSP1 Warrant or the shares of our Common Stock issuable upon exercise of such PSP1 Warrant.

Adjustments to the PSP1 Warrants

Pursuant to each PSP1 Warrant, the number of shares of our Common Stock issuable upon exercise of such PSP1 Warrant and/or the per share exercise price of such PSP1 Warrant will be automatically adjusted upon the occurrence of the following events:

•	any stock split, stock dividend, subdivision, reclassification or combination of our Common Stock;

•

issuance of our Common Stock (or securities convertible into our Common Stock) for consideration (or having a conversion price per share) less than 90% of the current market value, except for issuances in connection with benefit plans, business acquisitions and public or other broadly marketed offerings;

•

any dividend or distribution on our Common Stock (whether in the form of securities, evidences of indebtedness, assets, cash, rights or warrants), other than dividends paid in our Common Stock and other dividends or distributions covered by the first bulletpoint above;

•	a pro rata repurchase by us of our Common Stock; and

•

a determination by our board of directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the board of directors, to protect the purchase rights of the holders of such PSP1 Warrant.

In addition, in the event of any merger, consolidation or other business combination to which we are a party, the warrantholder’s right to receive shares of our Common Stock upon exercise of a PSP1 Warrant will be converted into the right to exercise such PSP1 Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable upon exercise of such PSP1 Warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination. For purposes of the provision described in the preceding sentence, if the holder of our Common Stock has the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the warrantholder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of the holders of the Common Stock who affirmatively make an election.

Transferability

Each PSP1 Warrant may be transferred, in whole or in part, by its holder.

Amendment

Each PSP1 Warrant may be amended and the observance of any material term of such PSP1 Warrant may be waived with the consent of us and the warrantholder.

PLAN OF DISTRIBUTION

The PSP1 Warrants and shares of our Common Stock issuable upon exercise of the PSP1 Warrants offered pursuant to this prospectus supplement may be offered and sold from time to time by the selling securityholder directly or through one or more underwriters, broker-dealers or agents. The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may include crosses or block transactions. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

The distribution of these securities may be effectuated in one or more transactions using any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

•	broker-dealers may agree with the selling securityholder to sell as specified number of such securities at a stipulated price per security;

•	any combination of the foregoing; or

•	any other method permitted by applicable law.

In effectuating sales of the securities offered hereby, broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in the resales. If the selling securityholder effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or fees from the selling securityholder. Broker-dealers or agents also may receive compensation from the purchasers of the securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. To the extent required, this prospectus supplement may be amended and supplemented from time to time to describe a specific plan of distribution.

In connection with the sale of the securities offered hereby, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which would require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling securityholder may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus supplement (as supplemented or amended, if necessary, to identify the pledgee, transferee or other successors in interest as a selling securityholder under this prospectus supplement). The selling securityholder may also transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The selling securityholder and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, we will amend or supplement this prospectus supplement, if required, to set forth (i) the name of each such selling securityholder and the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) any other facts material to the transaction.

If the selling securityholder uses this prospectus supplement and the accompanying prospectus for any sale of securities, it will be subject to the prospectus delivery requirements of the Securities Act. Under current applicable rules and regulations of the Exchange Act, any person engaged in the distribution of securities may not simultaneously engage in market making activities with respect to our securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of such distribution. In addition, a selling securityholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of our securities by the selling securityholder or any other person.

Pursuant to the PSP1 Warrant Agreement, we will bear all costs, expenses and fees in connection with the registration of the resale of the securities covered by this prospectus supplement, other than selling expenses such as discounts, selling commissions and stock transfer taxes and related legal fees, which will be paid by the selling securityholder. The selling securityholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the securities offered by this prospectus supplement against certain liabilities, including liabilities arising under the Securities Act. We have agreed, in the PSP1 Warrant Agreement, to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling securityholder may be entitled to contribution. We have agreed under the PSP1 Warrant Agreement to cause such of our directors and senior executive officers to execute customary lock-up agreements in such form and for such time period up to 30 days as may be requested by a managing underwriter with respect to an underwritten offering of securities covered by this prospectus supplement.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the securities offered hereby. The selling securityholder is not obligated to, and there is no assurance that the selling securityholder will, sell any or all of the securities offered hereby. The selling securityholder might instead transfer, devise or gift any such shares by other means not described in this prospectus supplement, including pursuant to one or more transactions exempt from registration under the Securities Act, if available. In addition, any such securities covered by this prospectus supplement that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus supplement.

We may suspend the use of this prospectus supplement for any period and at any time, including, without limitation, in the event of pending corporate developments, public filings with the SEC, and similar events, as permitted by the terms of the PSP1 Warrant Agreement.

LEGAL MATTERS

Certain legal matters regarding the validity of the securities to be offered by this prospectus supplement will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements of Alaska Air Group, Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Stock, Preferred Stock, Warrants, Rights and Units

From time to time, Alaska Air Group, Inc. (“Alaska Air Group”) or any selling securityholder to be identified in a prospectus supplement may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering.

This prospectus provides a general description of the securities that Alaska Air Group or any selling securityholder may offer. Each time any securities are offered pursuant to this prospectus, Alaska Air Group or any selling securityholder will provide specific information about the offered securities in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “ALK.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any selling securityholder to be named in a prospectus supplement may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time Alaska Air Group or any selling securityholder sells securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling securityholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Alaska Air Group nor any selling securityholder is making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Alaska Air Group, Inc. and its subsidiaries, unless the context indicates otherwise. References in this prospectus to the term “Alaska Air Group” refer to Alaska Air Group, Inc. References in this prospectus to the term “Alaska Airlines” refer to Alaska Airlines, Inc. References in this prospectus to the term “Horizon” refer to Horizon Air Industries, Inc. References in this prospectus to the term “McGee” refer to McGee Air Services, Inc.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

Alaska Air Group files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.alaskaair.com. Through links on the “Investors” portion of our website, we make available free of charge Alaska Air Group’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports filed with the SEC by Alaska Air Group (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 13, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2023 that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 5, 2023, and for the quarterly period ended June 30, 2023, filed with the SEC on August 2, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on May 10, 2023 and July 25, 2023 (with respect to Item 8.01 only); and

•

the description of our common stock contained in Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Alaska Air Group, Inc.

Attn: Secretary

19300 International Boulevard

Seattle, Washington 98188

Telephone: (206) 392-5040

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risks associated with competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. We urge you to carefully consider the risks and other disclosures under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THE REGISTRANT

Alaska Air Group is a Delaware corporation incorporated in 1985 that operates two airlines, Alaska Airlines and Horizon. Alaska Airlines was organized in 1932 and incorporated in 1937 in the state of Alaska. Horizon is a Washington corporation that was incorporated and began service in 1981, and was acquired by Alaska Air Group in 1986.

Alaska Airlines and Horizon operate as separate airlines, with individual business plans, competitive factors and economic risks. Alaska Air Group conducts substantially all of its operations through these two subsidiaries as well as McGee, an aviation services provider that was established as a wholly owned subsidiary of Alaska Airlines in 2016.

The principal executive office of Alaska Air Group is located at 19300 International Boulevard, Seattle, Washington 98188, our telephone number is (206) 392-5040 and our website is www.alaskaair.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in Alaska Air Group’s most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the materials terms of our common stock and preferred stock that may be offered pursuant to this prospectus, and of certain provisions of our amended and restated certificate of incorporation (as amended, our “certificate of incorporation”), our amended and restated bylaws (our “bylaws”), and certain provisions of applicable law. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation and our bylaws, copies of which have been filed with the SEC. References to “we,” “us” and “our” in this section refer to Alaska Air Group.

Authorized Capitalization

Our authorized capital stock consists of 405,000,000 shares, all with a par value of $0.01 per share, of which:

•	400,000,000 shares are designated as common stock; and

•	5,000,000 shares are designated as preferred stock.

Common Stock

As of June 30, 2023, 137,983,828 shares of our common stock were issued and 127,348,343 shares of our common stock were outstanding. As of June 30, 2023, there were also 2,661,368 shares of common stock subject to outstanding stock options, restricted stock units, performance share units and deferred stock units under our equity incentive plans. In addition, as of June 30, 2023, we have issued warrants to purchase an aggregate of 1,882,517 shares of our common stock to the U.S. Department of the Treasury (together with its permitted assignees, “U.S. Treasury”) in connection with the participation by our subsidiaries, Alaska Airlines, Horizon, and McGee, in government payroll support and loan programs. See “—U.S. Treasury Warrants” below for further information.

Voting

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Our bylaws provide that, except as otherwise provided, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of stockholders. For the election of directors, our bylaws provide that each director is elected by a majority of the votes cast with respect to the director’s election at any meeting of stockholders for the election of directors at which a quorum is present; provided that if, as of the tenth day preceding the date the notice of the meeting of stockholders is first sent to stockholders, the number of nominees for director exceeds the number of directors to be elected, directors will instead be elected by a plurality of shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Stockholders are not entitled to cumulate their votes at any election of directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of each such series of preferred stock, any or all of which may be greater than or senior to those of our common stock. Though the actual effect of any issuance of preferred stock on the rights of the holders of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holders of common stock;

•	reducing the likelihood that holders of common stock will receive dividend payments;

•	reducing the likelihood that holders of common stock will receive payments in the event of our sale, liquidation, dissolution, or winding up; and

•	delaying, deterring or preventing a change-in-control or other corporate takeover.

The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms thereof, including, where applicable:

•	the title, designation, number of shares and stated value of the preferred stock;

•	the price at which the preferred stock will be issued;

•

the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends, if any, will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will begin to cumulate;

•	the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;

•	any redemption or sinking fund provisions;

•	the convertibility or exchangeability of the preferred stock;

•	if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

•	the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

U.S. Treasury Warrants

On various dates between April 23, 2020 and February 19, 2021, in connection with participation by Alaska Airlines, Horizon and McGee in the payroll support program under Division A, Title IV, Subtitle B of The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), we issued warrants to U.S. Treasury to purchase up to an aggregate of 928,127 shares of our common stock at an exercise price of $31.61 per share (the “PSP1 Warrants”). On September 28, 2020, in connection with our participation in the loan program authorized under Division A, Title IV, Subtitle A of the CARES Act, we issued to U.S. Treasury a warrant to purchase 427,080 shares of our common stock at an exercise price of $31.61 (the “Treasury Loan Program Warrant”). On various dates between January 15, 2021 and April 29, 2021, in connection with the receipt by Alaska Airlines, Horizon and McGee of payroll support pursuant to Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021, we issued warrants to U.S. Treasury to purchase up to an aggregate of 305,498 shares of our common stock at an exercise price of $52.25 (the “PSP2 Warrants”). On April 29, 2021 and June 3, 2021, in connection with the receipt by Alaska Airlines, Horizon and McGee of payroll support pursuant to Section 7301 of the American Rescue Plan Act of 2021, we issued warrants to U.S. Treasury to purchase up to an aggregate of 221,812 shares of our common stock at an exercise price of $66.39 (the “PSP3 Warrants” and, together with the PSP1 Warrants, Treasury Loan Program Warrant and PSP2 Warrants, the “U.S. Treasury Warrants”).

The number of shares of our common stock that may be acquired upon exercise of any issued and outstanding U.S. Treasury Warrants and the exercise price therefor is subject to adjustment from time to time as provided in the U.S. Treasury Warrants. The U.S. Treasury Warrants are non-voting, freely transferable, and may be settled on a net basis in shares of our common stock or in cash at our option. In addition, under the terms of the U.S. Treasury Warrants, U.S. Treasury has contractually agreed not to vote the shares of our common stock issuable upon exercise of any U.S. Treasury Warrant, although such agreement not to vote will not apply to any other person to whom U.S. Treasury may transfer such U.S. Treasury Warrant or the shares of our common stock issuable upon exercise of such U.S. Treasury Warrant. In addition, pursuant to the U.S. Treasury Warrants, but subject to certain exceptions, we agreed to register under the Securities Act the resale by U.S. Treasury of the U.S. Treasury Warrants we issue and any shares of our common stock issuable upon exercise of such U.S. Treasury Warrants.

The foregoing summary of the U.S. Treasury Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the forms of the U.S. Treasury Warrants and related warrant agreements, copies of which have been filed as Exhibits 4.6 through 4.15 to the registration statement of which this prospectus forms a part.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and/or bylaws include provisions that:

•

authorize our board of directors to issue, without further action by our stockholders (subject to applicable shareholder approval requirements of the New York Stock Exchange), shares of our common stock;

•	authorize our board of directors to issue, without further action by our stockholders, up to 5,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting or by the unanimous written consent of our stockholders;

•

specify that special meetings of our stockholders can be called only by (1) our chairperson of the board of directors, (2) our board of directors acting pursuant to a resolution adopted by a majority of our board of directors or (3) our board of directors upon written request to our secretary of one or more holders of not less than 10% of our outstanding capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting;

•

establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•

establish a process to allow an eligible stockholder or group of up to 20 eligible stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to include in our proxy materials for an annual meeting of stockholders their own nominee or nominees for director constituting 20% of our board of directors (rounded down to the nearest whole number, but not less than two); and

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum, or by a sole remaining director.

Exclusive Forum

Under the provisions of our bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, other employee or stockholder to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine.

This exclusive forum provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Exchange Act or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our bylaws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare. The transfer agent and registrar’s address is Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 40202. The transfer agent’s telephone number is (877) 282-1168.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ALK.”

DESCRIPTION OF WARRANTS

References to “we,” “us” and “our” in this section refer to Alaska Air Group.

The following description, together with additional information we include in any applicable prospectus supplement, summarizes the material terms of warrants that may be offered under this prospectus. Warrants may be offered independently of or together with shares of our common stock, shares of our preferred stock or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from shares of our common stock, shares of our preferred stock or other securities. Warrants may be issued under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that may be offered under this prospectus will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants to be offered;

•	the price or prices at which the warrants have been or will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price described in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants that may be offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

References to “we,” “us” and “our” in this section refer to Alaska Air Group.

The following description, together with additional information we include in any applicable prospectus supplement, summarizes the material terms of rights we may issue for the purchase of shares of our common stock or shares of our preferred stock and that may be offered under this prospectus. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights offered under this prospectus will describe the specific terms of those rights. These terms may include some or all of the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the number of rights outstanding, if any;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

The description in the applicable prospectus supplement of any rights offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

References to “we,” “us” and “our” in this section refer to Alaska Air Group.

The following description, together with additional information we include in any applicable prospectus supplement, summarizes the material terms of units we may issue comprising two or more securities described in this prospectus in any combination, and that may be offered under this prospectus. For example, we might issue units consisting of a combination of warrants to purchase common stock and warrants to purchase preferred stock. The following description sets forth certain general terms and provisions of the units that may be offered pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement relating to any particular issuance of units offered under this prospectus will describe the terms of those units. These terms may include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

SELLING SECURITYHOLDERS

Information regarding selling securityholders, including their identities, the securities to be registered on their behalf and the amounts sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

Alaska Air Group or any selling securityholder may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which Alaska Air Group or any selling securityholder may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the purchase price of the securities being offered and the net proceeds to be received by Alaska Air Group or any selling securityholder from the sale;

•	any public offering price;

•	any over-allotment options under which the underwriters may purchase additional securities from Alaska Air Group or any selling securityholder;

•	any delayed delivery arrangements;

•	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by Alaska Air Group, any selling securityholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from Alaska Air Group or any selling securityholder in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities Alaska Air Group sells pursuant to a prospectus supplement may or may not be listed on a securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our respective affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Alaska Air Group, Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Alaska Air Group, Inc.

Warrants to Purchase 928,127 Shares of Common Stock

928,127 shares of Common Stock underlying the Warrants

Offered, from time to time, by the Selling Securityholder

PROSPECTUS SUPPLEMENT